UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2011

BANCFIRST CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	0-14384	73-1221379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 N Broadway, Oklahoma City, OK		73102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (405) 270-1086

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The following unaudited financial information is being provided as of the filing date of this Report, pursuant to Item 7.01 of Form 8-K, “Regulation FD Disclosure.” Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

BANCFIRST CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

(Dollars in thousands, except per share data)

	December 31,
	2010	2009
ASSETS
Cash and due from banks	$93,059	$106,856
Interest-bearing deposits with banks	1,111,020	929,654
Federal funds sold	41,207	5,000
Securities (market value: $746,972 and $418,112, respectively)	746,343	417,172
Loans:
Total loans (net of unearned interest)	2,811,964	2,738,654
Allowance for loan losses	(35,745)	(36,383)

Loans, net	2,776,219	2,702,271
Premises and equipment, net	97,796	91,794
Other real estate owned, net	22,956	9,505
Intangible assets, net	11,610	7,144
Goodwill	44,548	34,684
Accrued interest receivable	21,914	21,670
Other assets	93,577	90,365

Total assets	$5,060,249	$4,416,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$1,318,431	$1,157,688
Interest-bearing	3,185,323	2,771,328

Total deposits	4,503,754	3,929,016
Short-term borrowings	7,250	100
Accrued interest payable	3,235	3,886
Long-term borrowings	34,265	—
Other liabilities	24,285	25,559
Junior subordinated debentures	28,866	26,804

Total liabilities	4,601,655	3,985,365

Stockholders’ equity:
Senior preferred stock, $1.00 par; 10,000,000 shares authorized; none issued	—	—
Cumulative preferred stock, $5.00 par; 900,000 shares authorized; none issued	—	—
Common stock, $1.00 par; 20,000,000 shares authorized; shares issued and outstanding: 15,368,717 and 15,308,741, respectively	15,369	15,309
Capital surplus	73,040	69,725
Retained earnings	361,680	334,693
Accumulated other comprehensive income, net of income tax of $(5,611) and $(5,915), respectively	8,505	11,023

Total stockholders’ equity	458,594	430,750

Total liabilities and stockholders’ equity	$5,060,249	$4,416,115

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
INTEREST INCOME
Loans, including fees	$39,846	$38,297	$154,822	$152,731
Securities:
Taxable	3,211	3,079	12,378	13,436
Tax-exempt	348	330	1,243	1,398
Federal funds sold	11	—	12	1
Interest-bearing deposits with banks	718	642	2,462	2,240

Total interest income	44,134	42,348	170,917	169,806

INTEREST EXPENSE
Deposits	6,378	7,786	26,081	36,508
Short-term borrowings	4	—	6	11
Long-term borrowings	61	—	61	—
Junior subordinated debentures	519	492	1,993	1,966

Total interest expense	6,962	8,278	28,141	38,485

Net interest income	37,172	34,070	142,776	131,321
Provision for loan losses	718	1,175	2,954	10,389

Net interest income after provision for loan losses	36,454	32,895	139,822	120,932

NONINTEREST INCOME
Trust revenue	1,569	1,472	6,288	5,826
Service charges on deposits	10,343	9,809	39,343	37,096
Securities transactions	5	14	324	336
Income from sales of loans	1,629	622	2,942	2,779
Insurance commissions	2,003	1,556	8,543	6,979
Cash management	1,667	1,611	6,536	8,476
(Loss)/gain on sale of other assets	(2)	62	379	213
Other	1,573	1,014	5,564	5,159

Total noninterest income	18,787	16,160	69,919	66,864

NONINTEREST EXPENSE
Salaries and employee benefits	22,009	19,068	82,359	79,019
Occupancy and fixed assets expense, net	2,483	2,135	9,050	8,346
Depreciation	1,898	1,965	7,424	7,520
Amortization of intangibles assets	330	251	1,107	920
Data processing services	1,152	927	4,352	3,636
Net expense (income) from other real estate owned	572	(7)	948	366
Marketing and business promotions	1,800	1,685	5,887	5,529
Deposit insurance	1,349	1,471	5,722	7,833
Other	7,707	6,394	27,246	25,948

Total noninterest expense	39,300	33,889	144,095	139,117

Income before taxes	15,941	15,166	65,646	48,679
Income tax expense	5,764	5,332	23,337	16,070

Net income	10,177	9,834	42,309	32,609
Other comprehensive income, net of tax:
Unrealized losses on securities	(2,265)	(1,700)	(2,729)	(3,872)
Reclassification adjustment for gains included in net income	3	9	211	218

Comprehensive income	$7,915	$8,143	$39,791	$28,955

NET INCOME PER COMMON SHARE
Basic	$0.66	$0.64	$2.76	$2.13

Diluted	$0.65	$0.63	$2.70	$2.09

The accompanying notes are an integral part of these consolidated financial statements.

BANCFIRST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	GENERAL

The accompanying consolidated financial statements include the accounts of BancFirst Corporation, Council Oak Partners, LLC, BancFirst Insurance Services Inc., Exchange National Bank of Moore, The Okemah National Bank and BancFirst and its subsidiaries (the “Bank”). The operating subsidiaries of BancFirst are Council Oak Investment Corporation, Council Oak Real Estate Inc., BancFirst Agency, Inc., Lenders Collection Corporation and BancFirst Community Development Corporation. All significant intercompany accounts and transactions have been eliminated. Assets held in a fiduciary or agency capacity are not assets of the Company and, accordingly, are not included in the consolidated financial statements.

The unaudited interim financial statements contained herein reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the financial position and results of operations of the Company for the interim periods presented. All such adjustments are of a normal and recurring nature. There have been no significant changes in the accounting policies of the Company since December 31, 2009, the date of the most recent annual report.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States inherently involves the use of estimates and assumptions that affect the amounts reported in the financial statements and the related disclosures. These estimates relate principally to the determination of the allowance for loan losses, income taxes and the fair values of financial instruments. Such estimates and assumptions may change over time and actual amounts realized may differ from those reported.

(2)	RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) was effective for the Company’s financial statements for periods ending after September 15, 2009. On July 1, 2009, the ASC became the single source of authoritative non-governmental U.S. generally accepted accounting principles (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative guidance for SEC registrants. All guidance contained in the Codification carries an equal level of authority. All non-grandfathered, non-SEC accounting literature not included in the Codification is superseded and deemed non-authoritative. Implementation of this pronouncement did not have a significant impact on the Company’s financial statements.

In December 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-29 “Business Combinations (Topic 805) - Disclosures of Supplementary Pro Forma Information for Business Combinations.” The amendments in this update affect any public entity as defined in Topic 805 that enters into business combinations that are material on an individual or aggregate basis. The amendments in the update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update also expand the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The amendments in this update are effective prospectively for business combinations for which the acquisition date is on or after December 15, 2010. The Company has not had any material business combinations for the periods presented. The adoption of this update did not have an effect on the Company’s financial statements.

In December 2010, the FASB issued ASU 2010-28 “Intangibles – Goodwill and Other (Topic 350) - When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.” The amendments in this update affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. For public entities, the amendments in this update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. The Company does not have and does not expect to have any reporting units with zero or negative carrying amounts, therefore the adoption of this update is not expected to have an effect on the Company’s financial statements.

In July 2010, the FASB issued ASU 2010-20 “Receivables (Topic 310) - Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses,” which expands the disclosure requirements concerning the credit quality of an entity’s financing receivables and its allowance for loan losses. Disclosures must be disaggregated by portfolio segment, the level at which an entity develops and documents a systematic method for determining its allowance for credit losses, and class of financing receivable, which is generally a desegregation of portfolio segment. The required disclosures include, among other things, a rollforward of the allowance for credit losses as well as information about modified, impaired, non-accrual and past due loans and credit quality indicators. The new disclosures that relate to information as of the end of the reporting period are effective as of December 31, 2010, whereas the disclosures related to activity that occurred during the reporting periods are effective January 1, 2011. ASU 2011-01, “Receivables (Topic 350) – Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20,” temporarily deferred the effective date for disclosures related to troubled debt restructuring to coincide with the effective date of a proposed accounting standards update related to troubled debt restructurings, which is currently expected to be effective for periods ending after June 15, 2011. The adoption of this disclosure-only guidance is not expected to have an effect on the Company’s financial statements.

In January 2010 the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements.” ASU 2010-06 amends Codification Subtopic 820-10 to now require entities to make new disclosures about the different classes of assets and liabilities measured at fair value. The new requirements are as follows: (1) a reporting entity should disclose separately the amounts of significant transfers between Level 1 and Level 2 fair-value measurements and the reasons for the transfers, and (2) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information on purchases, sales, issuances and settlements on a gross basis. The FASB also clarified existing fair-value measurement disclosure guidance about the level of disaggregation of assets and liabilities, and information about the valuation techniques and inputs used in estimating Level 2 and Level 3 fair-value measurements. Except for certain detailed Level 3 disclosures, which are effective for fiscal years beginning after December 15, 2010 and interim periods within those fiscal years, the new guidance is effective for the Company’s financial statements for the periods ending after December 15, 2009. The adoption of this disclosure-only guidance did not have an effect on the Company’s financial statements.

In April 2009 the FASB issued ASC Topic 320, “Investments – Debt and Equity Securities,” “Recognition and Presentation of Other-Than-Temporary Impairments” which amends the other-than-temporary impairment guidance under GAAP for debt securities to make the guidance more operational and improve the presentation and disclosure in the financial statements. The ASU specifies that if a company does not have the intent to sell a debt security prior to recovery and it is more likely than not that it will not have to sell the debt security prior to recovery; the security would not be considered other-than-temporarily impaired unless there is a credit loss. The credit loss component of other-than-temporarily impaired debt security must be determined based on the company’s best estimate of cash flows expected to be collected. This guidance became effective for the interim and annual periods ending after June 15, 2009. Implementation of this pronouncement did not have a significant impact on the Company’s financial statements.

In March 2008, the FASB issued FASB ASC Topic 815, “Derivatives and Hedging.” New accounting guidance expanded the disclosure requirements for derivative and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. The guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The guidance became effective for the Company on January 1, 2009. Implementation of this pronouncement did not have a significant impact on the Company’s financial statements.

Effective January 1, 2008, the Company adopted the provisions of FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” for financial assets and financial liabilities. The Company adopted the provisions of FASB ASC Topic 820 for non-financial assets and non-financial liabilities on January 1, 2009. FASB ASC Topic 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In April 2009 additional new accounting guidance under ASC Topic 820 expanded certain disclosure requirements. Determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, provides additional guidance for estimating fair value in accordance with ASC Topic 820, when the volume and level of activity for the asset and liability have significantly decreased and for identifying circumstances that indicate a transaction is not orderly. ASC Topic 820 does not prescribe a methodology for making significant adjustments to transactions or quoted prices when estimating fair value in these situations but states that a change in valuation technique or the use of multiple valuation techniques may be appropriate. Interim disclosures about fair value of financial instruments requires companies to provide the same fair value of financial instruments disclosures presently required on an annual basis on a quarterly interim basis. This guidance became effective for the interim and annual periods ending after June 15, 2009. Implementation of this ASC Topic did not have a significant impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted the provisions of FASB ASC Topic 805, “Business Combinations,” which established principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This statement also established disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. The provision applies prospectively to business combinations for which the acquisition date is on or after fiscal years beginning after December 15, 2008. Implementation of this pronouncement did not have a material effect on the Company’s financial statements.

(3)	RECENT DEVELOPMENTS; MERGERS, ACQUISITIONS AND DISPOSALS

On December 15, 2010, the Company completed the acquisition of OK Bancorporation, Inc., and its subsidiary bank, The Okemah National Bank. As of November 30, 2010, The Okemah National Bank had approximately $74 million in total assets, $32 million in loans, $59 million in deposits, and $13 million in equity capital. The bank will operate as The Okemah National Bank until it is merged into BancFirst, which is expected to be during the fourth quarter of 2011. The acquisition did not have a material effect on the results of operations for the Company.

On December 10, 2010, the Company completed the acquisition of Exchange Bancshares of Moore, Inc., and its subsidiary bank, Exchange National Bank of Moore. As of November 30, 2010, Exchange National Bank of Moore had approximately $146 million in total assets, $57 million in loans, $109 million in deposits, and $13 million in equity capital. The bank will operate as Exchange National Bank of Moore until it is merged into BancFirst, which is expected to be during the second quarter of 2011. The acquisition did not have a material effect on the results of operations for the Company.

On October 8, 2010, the Company completed the acquisition of Union National Bancshares, Inc., and its subsidiary bank, Union Bank of Chandler with offices in Chandler and Tulsa, Oklahoma. As of September 30, 2010, Union Bank of Chandler had approximately $132 million in total assets, $90 million in loans, $116 million in deposits, and $15 million in equity capital. Union Bank of Chandler operated as a subsidiary of BancFirst Corporation until it was merged into BancFirst on November 12, 2010. The acquisition did not have a material effect on the results of operations for the Company.

The Company recorded $13.6 million of goodwill and deposit intangibles as a result of the above combined acquisitions. The acquisitions added approximately $337 million in total assets, $167 million in loans and $307 million in deposits. The effects of these acquisitions are included in the consolidated financial statements of the Company from the date of acquisition forward. The Company does not believe these acquisitions, individually or in aggregate are material to the Company’s consolidated financial statements.

Effective as of July 1, 2010, the Company ceased participation in the Transaction Account Guarantee Program (“TAGP”) for extended coverage of noninterest-bearing transaction deposit accounts. Accordingly, the standard insurance amount was in effect for the Company’s deposit accounts through December 31, 2010. In November 2010, the FDIC issued a final rule to implement provisions of the Dodd-Frank Act that provide for temporary unlimited coverage for non-interest-bearing transaction accounts. The separate coverage for non-interest-bearing transaction accounts became effective on December 31, 2010 and terminates on December 31, 2012.

On April 1, 2010, the Company’s insurance agency BancFirst Insurance Services, Inc., formerly known as Wilcox, Jones & McGrath, Inc., completed its acquisition of RBC Agency, Inc., which has offices in Shawnee and Stillwater. BancFirst Insurance Services, Inc. has offices in Oklahoma City, Tulsa, Lawton and Muskogee. The acquisition did not have a material effect on the results of operations for the Company.

On March 21, 2010, Congress passed student loan reform centralizing student lending in a governmental agency, which as of June 30, 2010 resulted in an end to the student loan programs provided by the Company. As of December 31, 2010, the Company had approximately $56 million of student loans remaining in the loan portfolio.

On December 8, 2009, the Company completed the acquisition of First Jones Bancorporation. On November 30, 2009, First State Bank, Jones, the subsidiary bank, had approximately $36 million in assets, $31 million in deposits, and $4.5 million in equity capital. First State Bank, Jones operated as a subsidiary of BancFirst Corporation until it was merged into the BancFirst system in early March 2010. The acquisition enhanced the presence of BancFirst in eastern Oklahoma County. The acquisition did not have a material effect on the results of operations of the Company for 2009.

In November 2009, the Federal Deposit Insurance Corporation (“FDIC”) issued a rule that required insured depository institutions to prepay their estimated quarterly risk-based assessments for the fourth quarter of 2009 and for all of 2010, 2011 and 2012. In December 2009, the Company paid $20.2 million in prepaid risk-based assessments, which included $1.2 million related to the fourth quarter of 2009 that would have otherwise been payable in the first quarter of 2010. This amount is included in deposit insurance expense for 2009. Prepaid deposit insurance of approximately $15.0 million and $19.0 million was included in other assets in the accompanying consolidated balance sheets as of December 31, 2010 and 2009, respectively.

In May 2009 the FDIC imposed a Special Assessment on member financial institutions that was based on June 30, 2009 assets less tier one capital. The amount of $1.9 million was expensed on June 30, 2009.

(4)	SECURITIES

The following table summarizes securities held for investment and securities available for sale:

	December 31,
	2010	2009
	(dollars in thousands)
Held for investment at cost (market value: $22,640 and $30,736, respectively)	$22,011	$29,796
Available for sale, at market value	724,332	387,376

Total	$746,343	$417,172

(5)	LOANS AND ALLOWANCE FOR LOAN LOSSES

The following is a schedule of loans outstanding by category:

	December 31,
	2010		2009
	Amount	Percent	Amount	Percent
	(dollars in thousands)
Commercial and industrial	$549,050	19.53%	$515,762	18.83%
Oil & gas production & equipment	94,535	3.36	84,199	3.07
Agriculture	87,879	3.13	83,519	3.05
State and political subdivisions:
Taxable	9,627	0.34	12,066	0.44
Tax-exempt	10,301	0.37	8,840	0.32
Real Estate:
Construction	230,367	8.19	201,704	7.37
Farmland	93,137	3.31	85,620	3.13
One to four family residences	608,786	21.65	569,592	20.80
Multifamily residential properties	31,257	1.11	29,964	1.09
Commercial	797,564	28.37	765,911	27.97
Consumer	273,277	9.72	352,477	12.88
Other	26,184	0.92	29,000	1.05

Total loans	$2,811,964	100.00%	$2,738,654	100.00%

Loans held for sale (included above)	$11,776		$94,140

The Company’s loans are mostly to customers within Oklahoma and over half of the loans are secured by real estate. Credit risk on loans is managed through limits on amounts loaned to individual borrowers, underwriting standards and loan monitoring procedures. The amounts and types of collateral obtained to secure loans are based upon the Company’s underwriting standards and management’s credit evaluation. Collateral varies, but may include real estate, equipment, accounts receivable, inventory, livestock and securities. The Company’s interest in collateral is secured through filing mortgages and liens, and in some cases, by possession of the collateral.

Loans held for sale include $82.4 million of guaranteed student loans as of December 31, 2009. There are no student loans held for sale as of December 31, 2010. Student loans are classified as consumer loans in the preceding table and valued at the lower of cost or market. On March 21, 2010, Congress passed student loan reform centralizing student lending in a governmental agency, which as of June 30, 2010 resulted in an end to the student loan programs provided by the Company.

The amount of estimated loss due to credit risk in the Company’s loan portfolio is provided for in the allowance for loan losses. The amount of the allowance required to provide for all existing losses in the loan portfolio is an estimate based upon evaluations of loans, appraisals of collateral and other estimates which are subject to rapid change due to changing economic conditions and the economic prospects of borrowers. It is reasonably possible that a material change could occur in the estimated allowance for loan losses in the near term.

Changes in the allowance for loan losses are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(dollars in thousands)
Balance at beginning of period	$35,681	$36,016	$36,383	$34,290

Charge-offs	(830)	(1,018)	(4,180)	(8,953)
Recoveries	176	210	588	657

Net charge-offs	(654)	(808)	(3,592)	(8,296)

Provisions charged to operations	718	1,175	2,954	10,389

Balance at end of period	$35,745	$36,383	$35,745	$36,383

The net charge-offs by category are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(dollars in thousands)
Commercial, financial and other	$142	$75	$378	$5,495
Real estate – construction	53	344	66	569
Real estate – mortgage	355	161	2,644	1,476
Consumer	104	228	504	756

Total	$654	$808	$3,592	$8,296

(6)	NONPERFORMING AND RESTRUCTURED ASSETS

The following is a summary of nonperforming and restructured assets:

	December 31,
	2010	2009
	(dollars in thousands)
Past due over 90 days and still accruing	$1,096	$853
Nonaccrual	26,701	37,133
Restructured	294	1,970

Total nonperforming and restructured loans	28,091	39,956
Other real estate owned and repossessed assets	23,179	9,881

Total nonperforming and restructured assets	$51,270	$49,837

Nonperforming and restructured loans to total loans	1.00%	1.46%

Nonperforming and restructured assets to total assets	1.01%	1.13%

(7)	CAPITAL

The Company is subject to risk-based capital guidelines issued by the Board of Governors of the Federal Reserve System. These guidelines are used to evaluate capital adequacy and involve both quantitative and qualitative evaluations of the Company’s assets, liabilities, and certain off-balance-sheet items calculated under regulatory practices. Failure to meet the minimum capital requirements can initiate certain mandatory or discretionary actions by the regulatory agencies that could have a direct material effect on the Company’s financial statements. The required minimums and the Company’s respective ratios are shown in the following table.

	Minimum Required	December 31,
		2010	2009
		(dollars in thousands)
Tier 1 capital		$419,923	$403,875
Total capital		$455,668	$440,258
Risk-adjusted assets		$3,104,737	$2,942,152
Leverage ratio	3.00%	8.39%	9.23%
Tier 1 capital ratio	4.00%	13.53%	13.73%
Total capital ratio	8.00%	14.68%	14.96%

To be “well capitalized” under federal bank regulatory agency definitions, a depository institution must have a Tier 1 Ratio of at least 6%, a combined Tier 1 and Tier 2 Ratio of at least 10%, and a Leverage Ratio of at least 5%. As of December 31, 2010 and 2009, the Company was considered to be “well capitalized”. There are no conditions or events since the most recent notification of the Company’s capital category that management believes would change its category.

(8)	STOCK REPURCHASE PLAN

In November 1999, the Company adopted a Stock Repurchase Program (the “SRP”). The SRP may be used as a means to increase earnings per share and return on equity, to purchase treasury stock for the exercise of stock options or for distributions under the Deferred Stock Compensation Plan, to provide liquidity for optionees to dispose of stock from exercises of their stock options, and to provide liquidity for shareholders wishing to sell their stock. The timing, price and amount of stock repurchases under the SRP may be determined by management and must be approved by the Company’s Executive Committee. At December 31, 2010 there were 543,900 shares remaining that could be repurchased under the SRP.

The following table is a summary of the shares repurchased under the program.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Number of shares repurchased	—	—	16,500	—
Average price of shares repurchased	$—	$—	$36.69	$—

(9)	COMPREHENSIVE INCOME

The only component of comprehensive income reported by the Company is the unrealized gain or loss on securities available for sale. The amount of this unrealized gain or loss, net of tax, has been presented in the statement of income for each period as a component of other comprehensive income. The following table is a summary of the tax effects of this unrealized gain or loss.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(dollars in thousands)
Unrealized losses during the period:
Before-tax amount	$(2,453)	$(2,636)	$(3,146)	$(5,978)
Tax benefit	188	936	417	2,106

Net-of-tax amount	$(2,265)	$(1,700)	$(2,729)	$(3,872)

The amount of unrealized gain or loss included in accumulated other comprehensive income is summarized in the following table.

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
	(dollars in thousands)
Unrealized gain on securities:
Beginning balance	$10,767	$12,714	$11,023	$14,677
Current period change	(2,265)	(1,700)	(2,729)	(3,872)
Reclassification adjustment for gains included in net income	3	9	211	218

Ending balance	$8,505	$11,023	$8,505	$11,023

(10)	NET INCOME PER COMMON SHARE

Basic and diluted net income per common share are calculated as follows:

	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(dollars in thousands, except per share data)
Three Months Ended December 31, 2010
Basic
Income available to common stockholders	$10,177	15,362,388	$0.66

Effect of stock options	—	302,809

Diluted
Income available to common stockholders plus assumed exercises of stock options	$10,177	15,665,197	$0.65

Three Months Ended December 31, 2009
Basic
Income available to common stockholders	$9,834	15,307,019	$0.64

Effect of stock options	—	293,945

Diluted
Income available to common stockholders plus assumed exercises of stock options	$9,834	15,600,964	$0.63

Year Ended December 31, 2010
Basic
Income available to common stockholders	$42,309	15,348,102	$2.76

Effect of stock options	—	303,210

Diluted
Income available to common stockholders plus assumed exercises of stock options	$42,309	15,651,312	$2.70

Year Ended December 31, 2009
Basic
Income available to common stockholders	$32,609	15,299,781	$2.13

Effect of stock options	—	294,008

Diluted
Income available to common stockholders plus assumed exercises of stock options	$32,609	15,593,789	$2.09

The following table shows the number and average exercise prices of options that were excluded from the computation of diluted net income per share for each period because the options’ exercise prices were greater than the average market price of the common shares.

	Shares	Average Exercise Price
Three Months Ended December 31, 2010	417,309	$32.08
Three Months Ended December 31, 2009	361,352	$39.19
Year Ended December 31, 2010	420,679	$38.31
Year Ended December 31, 2009	304,292	$43.01

BANCFIRST CORPORATION

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Per Common Share Data
Net income – basic	$0.66	$0.64	$2.76	$2.13
Net income – diluted	0.65	0.63	2.70	2.09
Cash dividends	0.25	0.23	0.96	0.90
Performance Data
Return on average assets	0.83%	0.89%	0.92%	0.78%
Return on average stockholders’ equity	8.79	9.06	9.45	7.70
Cash dividend payout ratio	37.88	35.94	34.78	42.25
Net interest spread	3.01	2.98	3.06	2.97
Net interest margin	3.29	3.35	3.37	3.42
Efficiency ratio	70.23	67.47	67.75	70.20
Net charge-offs to average loans	0.09	0.12	0.13	0.30

	December 31,
	2010	2009
Balance Sheet Data
Book value per share	$29.84	$28.14
Tangible book value per share	26.19	25.41
Average loans to deposits (year-to-date)	67.58%	74.57%
Average earning assets to total assets (year-to-date)	92.74	92.56
Average stockholders’ equity to average assets (year-to-date)	9.74	10.15
Asset Quality Ratios
Nonperforming and restructured loans to total loans	1.00%	1.46%
Nonperforming and restructured assets to total assets	1.01	1.13
Allowance for loan losses to total loans	1.27	1.33
Allowance for loan losses to nonperforming and restructured loans	127.25	91.06

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Three Months Ended December 31,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans (1)	$2,737,054	$39,926	5.79%	$2,701,707	$38,381	5.64%
Securities – taxable	585,938	3,211	2.17	355,631	3,079	3.43
Securities – tax exempt	45,555	537	4.68	35,861	507	5.61
Federal funds sold	1,146,634	728	0.25	967,586	643	0.26

Total earning assets	4,515,181	44,402	3.90	4,060,785	42,610	4.16

Nonearning assets:
Cash and due from banks	112,375			108,219
Interest receivable and other assets	276,309			232,811
Allowance for loan losses	(35,807)			(36,081)

Total nonearning assets	352,877			304,949

Total assets	$4,868,058			$4,365,734

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$629,872	$344	0.22%	$528,816	$325	0.24%
Savings deposits	1,579,835	3,069	0.77	1,351,087	3,359	0.99
Time deposits	849,500	2,931	1.37	877,225	4,101	1.85
Short-term borrowings	11,959	4	0.13	1,103	—	—
Long-term borrowings	7,134	95	5.28	—	—	—
Junior subordinated debentures	26,804	519	7.68	26,804	493	7.30

Total interest-bearing liabilities	3,105,104	6,962	0.89	2,785,035	8,278	1.18

Interest-free funds:
Noninterest-bearing deposits	1,275,893			1,122,045
Interest payable and other liabilities	27,729			28,155
Stockholders’ equity	459,332			430,499

Total interest-free funds	1,762,954			1,580,699

Total liabilities and stockholders’ equity	$4,868,058			$4,365,734

Net interest income		$37,440			$34,332

Net interest spread			3.01%			2.98%

Net interest margin			3.29%			3.35%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

BANCFIRST CORPORATION

CONSOLIDATED AVERAGE BALANCE SHEETS AND INTEREST MARGIN ANALYSES

(Unaudited)

Taxable Equivalent Basis (Dollars in thousands)

	Year Ended December 31,
	2010			2009
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
ASSETS
Earning assets:
Loans (1)	$2,761,986	$155,131	5.62%	$2,749,544	$153,059	5.57%
Securities – taxable	481,783	12,378	2.57	379,702	13,436	3.54
Securities – tax exempt	36,228	1,913	5.28	38,081	2,151	5.65
Federal funds sold	982,059	2,473	0.25	695,167	2,241	0.32

Total earning assets	4,262,056	171,895	4.03	3,862,494	170,887	4.42

Nonearning assets:
Cash and due from banks	108,440			113,207
Interest receivable and other assets	261,521			233,885
Allowance for loan losses	(36,466)			(36,607)

Total nonearning assets	333,495			310,485

Total assets	$4,595,551			$4,172,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$612,442	$1,404	0.23%	$518,914	$1,218	0.23%
Savings deposits	1,424,252	12,180	0.86	1,228,697	15,513	1.26
Time deposits	838,589	12,463	1.49	885,403	19,777	2.23
Short-term borrowings	4,279	6	0.14	2,883	11	0.38
Long-term borrowings	2,434	95	3.90	—	—	—
Junior subordinated debentures	26,804	1,993	7.44	26,804	1,966	7.33

Total interest-bearing liabilities	2,908,800	28,141	0.97	2,662,701	38,485	1.45

Interest-free funds:
Noninterest bearing deposits	1,211,712			1,054,291
Interest payable and other liabilities	27,482			32,239
Stockholders’ equity	447,557			423,748

Total interest-free funds	1,686,751			1,510,278

Total liabilities and stockholders’ equity	$4,595,551			$4,172,979

Net interest income		$143,754			$132,402

Net interest spread			3.06%			2.97%

Net interest margin			3.37%			3.42%

(1)	Nonaccrual loans are included in the average loan balances and any interest on such nonaccrual loans is recognized on a cash basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BancFirst Corporation
(Registrant)
February 25, 2011
/s/ Joe T. Shockley, Jr.
Joe T. Shockley, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial Officer)